EXHIBIT 4.8(b)

[CONFORMED COPY]

AMENDMENT NO. 2 TO AMENDED AND

RESTATED CREDIT AGREEMENT

AMENDMENT dated as of May 13, 2003 to the Amended and Restated Credit Agreement dated as of June 27, 2002 (as heretofore amended, the “Credit Agreement”) among LYONDELL CHEMICAL COMPANY, a Delaware corporation (the “Borrower”); the LENDERS from time to time party thereto; BANK OF AMERICA, N.A. and CITIBANK, N.A., as Co-Syndication Agents; SOCIETE GENERALE and UBS WARBURG LLC, as Co-Documentation Agents; and JPMORGAN CHASE BANK, as administrative agent (in such capacity, the “Administrative Agent”).

The parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

SECTION 2. Amended Definitions. (a) The following definitions in Section 1.01 of the Credit Agreement are amended to read in their entirety as follows:

“Capital Expenditures” means, for any Person for any fiscal period, the additions to property, plant and equipment and other capital expenditures of the Borrower and its Consolidated Subsidiaries for such period, as the same are (or would in accordance with GAAP be) set forth in a statement of cash flows of such Person for such period; provided that “Capital Expenditures” shall exclude (i) expenditures required, mandated or necessary to comply with the laws, rules, regulations or other requirements of any governmental authority, (ii) expenditures of property and casualty insurance or any award or other compensation with respect to any condemnations of property (or any transfer or disposition of property in lieu of condemnation) and related insurance deductibles, (iii) expenditures incurred in connection with the conversion of the Borrower’s MTBE facilities to produce other gasoline blending components in an aggregate amount not exceeding $85,000,000 for all fiscal periods and (iv) Specified Business Acquisitions; and provided further that “Capital Expenditures” shall include (without duplication) Investments made in the

PO-11 JV or the PO-12 JV during such fiscal period to finance Capital Expenditures of such Borrower Joint Ventures.

“Specified Business Acquisition” means (i) the acquisition in whole or in part by the Borrower or any of its Subsidiaries of a butanediol production facility in Botlek, The Netherlands (known as BDO-2), whether by acquisition of securities, property or assets, (ii) the acquisition by the Borrower of the interests of Occidental Petroleum Corporation in Equistar pursuant to the transactions described in the Information Memorandum or (iii) the acquisition by the Borrower or any of its Subsidiaries of additional interests in Equistar, either directly or through the acquisition of wholly-owned Subsidiaries that own such interest either directly or indirectly through wholly-owned Subsidiaries, so long as any such acquisition under clause (ii) or (iii) hereof is in exchange for common equity securities of the Borrower (or cash funded by a substantially simultaneous sale of common equity securities of the Borrower to the seller or an affiliate of the seller).

(b) The figure “$3,050,000,000” in the definition of Senior Notes is changed to “$3,250,000,000.”

SECTION 3. Covenant Amendment. Section 5.15(b) of the Credit Agreement is amended to read in its entirety as follows:

(b) Prior to the Mandatory Prepayment Release Date, neither the Borrower nor any Subsidiary will optionally prepay, redeem, purchase, acquire or make any other principal payment in respect of any Debt, including any refinancing thereof, other than (i) the Loans, (ii) Working Capital Facilities, (iii) intercompany Debt, (iv) the Senior Notes from Net Cash Proceeds and Excess Cash Flow Prepayment Amounts to the extent that those Net Cash Proceeds and Excess Cash Flow Prepayment Amounts are not applied to prepayment of the Term Loans pursuant to Section 2.04(c) by reason of Section 2.04(e) thereof, (v) the Senior Notes to the extent of any amount that is offered in prepayment, and is not applied to prepayment, of the Term Loans pursuant to Section 2.09(d) and (vi) Debt related to the acquisition described in clause (i) of the definition of Specified Business Acquisition.

SECTION 4. Representations of Borrower. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 4 of the Credit Agreement will be true in all material respects on and as of the Amendment Effective Date (as defined below) with the same effect as though made on and as of such date, except to the extent such representations and

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warranties expressly relate to an earlier date and (ii) no Default will have occurred and be continuing on such date.

SECTION 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 7. Effectiveness. This Amendment shall become effective on the first date (the “Amendment Effective Date”) when the Administrative Agent shall have received counterparts hereof signed by each of the Required Lenders and the Borrower (or, in the case of any party as to which an executed counterpart shall not have been received, the Administrative Agent shall have received in form satisfactory to it facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

Promptly after the Amendment Effective Date occurs, the Administrative Agent shall notify the Borrower, the other Agents and the Lenders thereof, and such notice shall be conclusive and binding on all parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

LYONDELL CHEMICAL COMPANY

By:	/s/ Karen A. Twitchell
Name: Karen A. Twitchell Title: Vice President and Treasurer

JPMORGAN CHASE BANK

By:	/s/ Marian N. Schulman
Name: Marian N. Schulman Title: Managing Director

BANK OF AMERICA, N.A.

By:	/s/ Richard L. Stein
Name: Richard L. Stein Title: Principal

CITIBANK, N.A., Individually and as Co-Syndication Agent

By:	/s/ Carolyn Sheridan
Name: Carolyn Sheridan Title: Managing Director & Vice President

SOCIETE GENERALE

By:	/s/ J. Douglas McMurrey, Jr.
Name: J. Douglas McMurrey, Jr. Title: Managing Director

UBS AG, STAMFORD BRANCH

By:	/s/ Wilfred V. Saint
Name: Wilfred V. Saint Title: Associate Director Banking Products Services, US

By:	/s/ Thomas R. Salzano
Name: Thomas R. Salzano Title: Director Banking Products Services, US

AURUM CLO 2002-1 LTD.

By:	Columbia Management Advisors, Inc. (f/k/a Stein Roe & Farnham Incorporated), As Investment Manager

By:	/s/ Kathleen A. Zarn
Name: Kathleen A. Zarn Title: Senior Vice President

THE BANK OF NEW YORK

By:	/s/ Raymond J. Palmer
Name: Raymond J. Palmer Title: Vice President

THE BANK OF NOVA SCOTIA

By:	/s/ V. Gibson
Name: V. Gibson Title: Assistant Agent

BANK ONE, NA (Main Office–Chicago)

By:	/s/ Daniel A. Davis
Name: Daniel A. Davis Title: Director

Sankaty Advisors, LLC as Collateral Manager for CASTLE HILL I—INGOTS, LTD., as Term Lender

By:	/s/ Diane J. Exter
Name: Diane J. Exter Title: Managing Director Portfolio Manager

Sankaty Advisors, LLC as Collateral Manager for CASTLE HILL II—INGOTS, LTD., as Term Lender

By:	/s/ Diane J. Exter
Name: Diane J. Exter Title: Managing Director Portfolio Manager

CREDIT INDUSTRIEL ET COMMERCIAL

By:	/s/ Sean Mounier
Name: Sean Mounier Title: First Vice President

By:	/s/ Brian O’Leary
Name: Brian O’Leary Title: Vice President

GALAXY CLO 1999-1 LTD.

By:	/s/ Thomas G. Brandt
Name: Thomas G. Brandt Title: Authorized Agent

Sankaty Advisors, LLC as Collateral Manager for GREAT POINT CLO 1999-1 LTD., as Term Lender

By:	/s/ Diane J. Exter
Name: Diane J. Exter Title: Managing Director Portfolio Manager

HARBOUR TOWN FUNDING LLC

By:	/s/ Ann E. Morris
Name: Ann E. Morris Title: Assistant Vice President

HARBOUR TOWN FUNDING TRUST

By:	/s/ Ann E. Morris
Name: Ann E. Morris Title: Authorized Agent

ING PRIME RATE TRUST By: ING Investments, LLC as its investment manager

By:	/s/ Charles E. LeMieux
Name: Charles E. LeMieux, CFA Title: Vice President

JUPITER LOAN FUNDING LLC

By:	/s/ Ann E. Morris
Name: Ann E. Morris Title: Assistant Vice President

KZH CNC LLC

By:	/s/ Rowena Smith
Name: Rowena Smith Title: Authorized Agent

KZH SOLEIL LLC

By:	/s/ Rowena Smith
Name: Rowena Smith Title: Authorized Agent

KZH SOLEIL-2 LLC

By:	/s/ Rowena Smith
Name: Rowena Smith Title: Authorized Agent

KZH WATERSIDE LLC

By:	/s/ Rowena Smith
Name: Rowena Smith Title: Authorized Agent

LIBERTY FLOATING RATE ADVANTAGE FUND

By:	Columbia Management Advisors, Inc. (f/k/a Stein Roe & Farnham Incorporated), As Advisor

By:	/s/ Kathleen A. Zarn
Name: Kathleen A. Zarn Title: Senior Vice President

LONG LANE MASTER TRUST IV By: Fleet National Bank as Trust Administrator

By:	/s/ Kevin Kearns
Name: Kevin Kearns Title: Managing Director

ML CLO XII PILGRIM AMERICA (CAYMAN) LTD. By: ING Investments, LLC as its investment manager

By:	/s/ Charles E. LeMieux, CFA
Name: Charles E. LeMieux, CFA Title: Vice President

ML CLO XV PILGRIM AMERICA (CAYMAN) LTD. By: ING Investments, LLC as its investment manager

By:	/s/ Charles E. LeMieux, CFA
Name: Charles E. LeMieux, CFA Title: Vice President

ML CLO XX PILGRIM AMERICA (CAYMAN) LTD. By: ING Investments, LLC as its investment manager

By:	/s/ Charles E. LeMieux, CFA
Name: Charles E. LeMieux, CFA Title: Vice President

PILGRIM AMERICA HIGH INCOME INVESTMENTS LTD. By: ING Investments, LLC as its investment manager

By:	/s/ Charles E. LeMieux, CFA
Name: Charles E. LeMieux, CFA Title: Vice President

PILGRIM CLO 1999-1 LTD. By: ING Investments, LLC as its investment manager

By:	/s/ Charles E. LeMieux, CFA
Name: Charles E. LeMieux, CFA Title: Vice President

PINEHURST TRADING, INC.

By:	/s/ Ann E. Morris
Name: Ann E. Morris Title: Assistant Vice President

Sankaty Advisors, LLC as Collateral Manager for RACE POINT CLO, LIMITED, as Term Lender

By:	/s/ Diane J. Exter
Name: Diane J. Exter Title: Managing Director Portfolio Manager

SRF 2000, INC.

By:	/s/ Ann E. Morris
Name: Ann E. Morris Title: Assistant Vice President

STEIN ROE & FARNHAM CLO I LTD.

By:	Columbia Management Advisors, Inc. (f/k/a Stein Roe & Farnham Incorporated), As Portfolio Manager

By:	/s/ Kathleen A. Zarn
Name: Kathleen A. Zarn Title: Senior Vice President

STEIN ROE FLOATING RATE LIMITED LIABILITY COMPANY

By:	Columbia Management Advisors, Inc. (f/k/a Stein Roe & Farnham Incorporated), As Advisor

By:	/s/ Kathleen A. Zarn
Name: Kathleen A. Zarn Title: Senior Vice President

TORONTO DOMINION (TEXAS), INC.

By:	/s/ Rachel Suiter
Name: Rachel Suiter Title: Vice President

VAN KAMPEN CLO I, LIMITED

By:	Van Kampen Investment Advisory Corp. As Collateral Manager

By:	/s/ William Lenga
Name: William Lenga Title: Vice President

VAN KAMPEN CLO II, LIMITED

By:	Van Kampen Investment Advisory Corp. As Collateral Manager

By:	/s/ William Lenga
Name: William Lenga Title: Vice President

VAN KAMPEN PRIME RATE INCOME TRUST By: Van Kampen Investment Advisory Corp.

By:	/s/ Christina Jamieson
Name: Christina Jamieson Title: Vice President

VAN KAMPEN SENIOR FLOATING RATE FUND By: Van Kampen Investment Advisory Corp.

By:	/s/ Darvin D. Pierce
Name: Darvin D. Pierce Title: Executive Director

VAN KAMPEN SENIOR INCOME TRUST By: Van Kampen Investment Advisory Corp.

By:	/s/ Brad Langs
Name: Brad Langs Title: Executive Director

WINGED FOOT FUNDING TRUST

By:	/s/ Ann E. Morris
Name: Ann E. Morris Title: Authorized Agent